UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

SYNTROLEUM CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 S. Yale Suite 400 Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

Syntroleum Corporation Amendment to 2005 Stock Incentive Plan

On June 2, 2008, the stockholders of Syntroleum Corporation (the “Company”), upon recommendation of the Company’s Board of Directors, approved the amendment to the Syntroleum Corporation 2005 Stock Incentive Plan (the “Plan”) at the Company’s annual meeting of stockholders. The amendment provides for an increase in the issuance of up to 7,353,883 shares of common stock of the Company pursuant to the grant of stock options, stock appreciation rights, stock awards (including restricted stock and stock units), which will be based on performance goals (collectively, “Awards”). The amendment provides for any Shares subject to options or stock appreciation rights or stock awards of any kind shall be counted against the numerical limits of the plan on a one-for-one basis. Reference is made to the Company’s Proxy Statement for the Company’s 2008 Annual Meeting of Stockholders for a more complete description of the amendment to the Plan. The descriptions of the amendment to the Plan are qualified in their entirety by the text of the amendment to the Plan, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

10.1 Amendment to Syntroleum Corporation 2005 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: June 18, 2008

By: /s/ Karen L. Gallagher
Karen L. Gallagher
Senior Vice President, Principal Financial Officer

EXHIBIT INDEX

10.1	Amendment to Syntroleum Corporation 2005 Stock Incentive Plan.